ANNEX V
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT
                                                   (PROTOTYPE FOR EACH ISSUANCE)


                                 FORM OF WARRANT

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CLASS 2005-___(1)

                     CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

                          COMMON STOCK PURCHASE WARRANT

      1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by CONSPIRACY ENTERTAINMENT HOLDINGS, INC., a Utah corporation (the "Company"), _____________________________ or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on the Expiration Date (as defined below), __________________________ (____________)(2) fully paid and nonassessable shares of the Company's Common Stock $.001 par value (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of US$____(3) per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of January 31, 2005 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder or the Holder's predecessor in interest on February 9, 2005 (the "Issue Date").

---------------------------------
1     Insert appropriate Class identification: A or B.

2 Insert: for each Class - number equal to 100% of the number of the Issue Date Conversion Shares.

3 Insert: (i) for Class A - $0.20; (ii) for Class B - amount equal to Fixed Conversion Price

      2. Exercise of Warrants.

            2.1 General.

            (a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Commencement Date (as defined below). Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in
      Section 9 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement). The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise.

            (b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable to the Company in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

            (c) Upon the appropriate payment of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise within three Trading Days of the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

            (d) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

            2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

            2.3 Commencement Date and Expiration Date.

            (a) The term "Commencement Date" means the earlier of (i) the date which is sixty-five (65) days after the Issue Date, or (ii) the Effective Date.

            (b) The term "Expiration Date" means [for Class A: February 9, 2010.][for Class B: the date which is eighteen (18) months after the Effective Date, but not counting for such purposes the days, if any, during which sale of Registrable Securities was suspended after the Effective Date.(4)]

      3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant one hundred ten percent (110%) of the Warrant Shares.

      4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

      5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

---------------------------------
4 By way of illustration: If the Effective Date is June 30, 2005, the initial Class B Expiration Date would be December 31, 2006. If, however, the sale of Registrable Securities was suspended in the interim for ten
      (10) days, the applicable Class B Expiration Date will be January 10, 2007. If on January 5, 2007, the sale of Registrable Securities was suspended again for five (5) days, the Class B Expiration Date will be January 15, 2007.

      6. Protection Against Dilution and Other Adjustments.

            6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.5

            6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

            6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a material part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be

---------------------------------
5 Example: Assume 10,000 shares remain under Warrant at original stated Exercise Price of US$[Class A - 0.20; Class B - 0.05]. Total exercise price (clause (y) in text) is (i) 10,000 x (ii) US$[Class A - 0.20; Class B - 0.05], or US$[Class A - 2,000; Class B - 500]. Company effects 2:1 stock split. Exercise Price is adjusted to US$[Class A - 0.10; Class B - 0.025]. Number of shares covered by Warrant is adjusted to 20,000, because (applying clause (x) in text) (i) 20,000 x (ii) US$[Class A - 0.10; Class B - 0.025] = US$[Class A - 2,000; Class B - 500].

      issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding
      Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

            6.4 Adjustment for Certain Transactions. Reference is made to the provisions of Section 4(g) of the Agreement, the terms of which are incorporated herein by reference. The number of shares covered by this Warrant and the Exercise Price shall be adjusted as provided in the applicable provisions of said Section 4(g) of the Agreement.

      7. Transfer to Comply with the Securities Act; Registration Rights.

            7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

            7.2 Registration Rights. (a) Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

            (b) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8 or on Form S-4), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

      8. Buy-In Amount.

            (a) If, by the relevant Warrant Share Delivery Date, the Company fails for any reason to deliver the relevant Warrant Share Certificates, and after such Warrant Share Delivery Date, the Holder who has exercised this Warrant (an "Exercising Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Exercising Holder (the "Sold Shares"), which delivery such Exercising Holder anticipated to make using the shares to be issued upon such exercise (a "Buy-In"), the Exercising Holder shall have the right to require the Company to pay to the Exercising Holder, in addition to and not in lieu of all other amounts contemplated in other provisions of the Transaction Agreements, the Warrant Share Buy-In Adjustment Amount (as defined below). The Company shall pay the Warrant Share Buy-In Adjustment Amount to the Exercising Holder in immediately available funds immediately upon demand by the Exercising Holder.

            (b) The term "Warrant Share Buy-In Adjustment Amount" means the amount equal to the excess, if any, of (i) the Exercising Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (ii) the net proceeds (after brokerage commissions, if any) received by the Exercising Holder from the sale of the Sold Shares. By way of illustration and not in limitation of the foregoing, if the Exercising Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Warrant Share Buy-In Adjustment Amount which the Company will be required to pay to the Exercising Holder will be $1,000.

      9. Notices. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

      10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

      11. Governing Law.

            (a) This Warrant  shall be governed by and  construed in  accordance with  the  laws of the  State  of New  York  for  contracts  to be  wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

            (b) The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      12. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

      13. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      14. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                   [Balance of page intentionally left blank]

      15. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the _______ day of _____________________________, 200__.


                                  CONSPIRACY ENTERTAINMENT HOLDINGS, INC.


                                  By:
                                  -----------------------------------


                                  -----------------------------------
                                  (Print Name)

                                  -----------------------------------
                                  (Title)

                          NOTICE OF EXERCISE OF WARRANT

TO:      CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
         612 Santa Monica Boulevard
         Santa Monica, CA 90401
         Attn: CEO                                    VIA FAX:  (310) 260-1450
                                                      ------------------------

      The  undersigned   hereby   irrevocably  elects  to  exercise  the  right,
represented by the Class 2005-__(1) Common Stock Purchase Warrant, dated as of ________________, 20___ , to purchase ___________ shares of the Common Stock,
$.001 par value ("Common Stock"), of CONSPIRACY ENTERTAINMENT HOLDINGS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant.

|_|   CASH: US$ _______________ = (Exercise Price x Exercise Shares)

                  Payment is being made by:

                   |_|   enclosed check
                   |_|   wire transfer
                   |_|   other
                               ---------------------------------------

      It is the intention of the Holder to comply with the provisions of Section
2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believe this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

      As contemplated by the Warrant, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.


---------------------------------
1     Insert appropriate Class identification: A or B.

      If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) business days after delivery or facsimile transmission of this Notice of Exercise.

      The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

         |_|      via express courier, or

         |_|      by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------




Dated:
-------------------------------------


-------------------------------------
[Name of Holder]

By:
-------------------------------------

                          NOTICE OF EXERCISE OF WARRANT
                               WORKSHEET SCHEDULE


1.  Current Common Stock holdings of Holder and Affiliates
                                                              -----------------

2.  Shares to be issued on current exercise
                                                              -----------------

3.  Other shares to be issued on other current exercise(s)
    and other current conversion(s)(1)
                                                              -----------------

4.  Other shares eligible to be acquired within next 60 days without restriction
                                                              -----------------

5.  Total [sum of Lines 1 through 4]
                                                              -----------------


6.  Outstanding shares of Common Stock(2)
                                                              -----------------

7.  Adjustments to Outstanding
                                                              -----------------

    a.  Shares known to Holder as previously issued to
        Holder or others but not included in Line 6
                                                              -----------------

    b.  Shares to be issued per Line(s) 2 and 3
                                                              -----------------

    c.  Total Adjustments [Lines 7a and 7b] 8. Total
        Adjusted Outstanding [Lines 6 plus 7c]
                                                              -----------------

9.  Holder's Percentage [Line 5 divided by Line 8] % [Note:
    Line 9 not to be above 4.99%]
                                                              -----------------


---------------------------------
1 Includes shares issuable on conversion of convertible securities (including assumed payment of interest or dividends) or exercise of other rights, including other warrants or options

2 Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent